SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
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Faro Technologies, inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FARO TECHNOLOGIES, INC.

125 Technology Park
Lake Mary, Florida 32746

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 7, 2006

To our shareholders:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of FARO Technologies, Inc. on Thursday, September 7, 2006, at 10:00 a.m, Eastern time at our headquarters, 125 Technology Park, Lake Mary, Florida. At the meeting, the shareholders will vote on the following matters:

1.       The election of four directors, one to serve for a term of two years and three to serve for a term of three years.
2.       Any other business that may properly come before the meeting.

Holders of record of FARO common stock at the close of business on August 4, 2006, are entitled to vote at the meeting.

Your vote is important, no matter how many shares you own, and we urge you to submit your proxy as soon as possible. Even if you plan to attend the annual meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. If you attend the annual meeting, then you may revoke your proxy and vote your shares in person if you would like.

Thank you for your continued support.

By Order of the Board of Directors

August 10, 2006	GREGORY A. FRASER, Ph.D.
Executive Vice President

FARO TECHNOLOGIES, INC.

125 Technology Park
Lake Mary, Florida 32746

PROXY STATEMENT FOR
2006 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy on behalf of the Board of Directors of FARO Technologies, Inc. (the “Company”) for use at the 2006 Annual Meeting of Shareholders to be held on Thursday, September 7, 2006 at 10:00 a.m., Eastern time, at the Company’s headquarters, 125 Technology Park, Lake Mary, Florida, and at any adjournment or postponement of the Annual Meeting. The Company’s telephone number at that address is (407) 333-9911.

This Proxy Statement and the accompanying proxy, together with the Company’s Annual Report to Shareholders, were first sent to shareholders entitled to vote at the Annual Meeting on or about August 10, 2006.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon matters described in the notice of meeting contained in this Proxy Statement, including the election of directors. In addition, members of management will report on the Company’s 2005 performance and, once the business of the Annual Meeting is concluded, respond to questions raised by shareholders as time permits.

Who is entitled to vote?

Only holders of the Company’s Common Stock outstanding as of the close of business on August 4, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock he or she held on the Record Date.

Who can attend the Annual Meeting?

All shareholders, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your shares in “street name” (in other words, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Annual Meeting.

What constitutes a quorum?

A majority of 14,509,738 shares of Common Stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Annual Meeting. If you vote, your shares will be part of the quorum. Shares represented by proxy cards either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied. Also, in those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker nonvotes”), those shares will be counted as present for quorum purposes. Broker nonvotes will not be counted as votes for or against any proposal.

What is the effect of not voting?

It will depend on how your share ownership is registered. If you own shares as a registered holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares in street name and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting. Your broker may vote your shares in its discretion on routine matters such as Proposal 1 - Election of Directors. Any shares not voted, whether due to abstentions or because they constitute broker nonvotes, will not affect the election of directors. Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement).

How do I vote?

Shareholders who own shares registered directly with the Company’s transfer agent on the close of business on August 4, 2006 can appoint a proxy by mailing their signed proxy card in the enclosed envelope. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with this proxy statement. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that the shareholders’ instructions have been properly recorded.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Company (to the attention of the Secretary) and voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting. When a shareholder specifies a choice by means of the proxy, then the shares will be voted in accordance with such specifications.

What am I voting on?

You are voting on one proposal:

1.       Election of one director for a term of two years and three directors for a term of three years, with the following as the Board’s nominees:

•	Jay Freeland - two year term until 2008
•	Simon Raab - three year term until 2009
•	Andre Julien - three year term until 2009
•	Hubert d’Amours - three year term until 2009

What are the Board’s recommendations?

The Board recommends a vote:

•	For election of the nominated slate of directors (see Item 1)

If you sign and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

What vote is required to approve the proposal?

The four nominees for director receiving the greatest number of votes will be elected.

Are there any other items that are to be discussed during the Annual Meeting?

No. The Company is not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the Board or proxy holders will use their discretion on these matters as they may arise.

Who will count the vote?

American Stock Transfer & Trust Co. will count the vote and will serve as the inspector of the election.

Who pays to prepare, mail, and solicit the proxies?

Proxies may be solicited by personal meeting, Internet, advertisement, telephone, and facsimile machine, as well as by use of the mails. Solicitations may be made by directors, officers, and other employees of the Company, as well as the Company’s investor relations firm, none of whom will receive additional compensation for such solicitations. The cost of soliciting proxies will be borne by the Company. It is anticipated that banks, brokerage houses, and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed by the Company for their out-of-pocket expenses incurred in providing those services. All expenses of solicitation of proxies will be borne by the Company.

Delivery of Proxy Materials to Households

Pursuant to SEC rules, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling (407) 333-9911 or by sending a written request addressed to the Company, Attention: Secretary, 125 Technology Park, Lake Mary, Florida, 32746.

Where can I find Corporate Governance materials for FARO Technologies?

The Code of Ethics for Senior Financial Officers, the Global Ethics Policy, and the Charters for the Audit, Operational Audit, Compensation, and Nominating Committees of the Company’s Board of Directors are published on the Corporate Governance page of the Company’s website at www.faro.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

How Can I Contact the Members of the Board?

Shareholders may communicate with the full Board or individual directors, by submitting such communications in writing to FARO Technologies, Inc., Attention: Board of Directors (or the individual director(s)), 125 Technology Park, Lake Mary, Florida 32746. Such communications will be delivered directly to the directors.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors recommends the following nominees for election as directors and recommends that each shareholder vote “FOR” the nominees.

The Board of Directors is divided into three classes, as nearly equal as possible, with one class of directors elected each year for a three-year term. The Board currently consists of eight members: three with terms that expire at the Annual Meeting, two with terms that expire at the 2007 annual meeting of shareholders, and two with terms that expire at the 2008 annual meeting of shareholders. Accordingly, three directors will be elected at the Annual Meeting to serve until their terms expire at the 2009 Annual Meeting of Shareholders (in each case, until their respective successors are elected and qualified).

In addition to the three directors whose terms expire at the Annual Meeting, the Florida Business Corporation Act provides that any director elected by the Board of Directors to fill a vacancy on the Board must stand for re-election at the next meeting of the shareholders. Jay Freeland was elected by the Board during 2005 to fill a vacancy created in the class of directors whose terms expire at the 2008 annual meeting when the Board voted to expand the size of the Board from seven to eight directors. Accordingly, Mr. Freeland will be elected at the Annual Meeting to serve for a two year term or until his successor is elected and qualified.

The Company does not know of any reason why any nominee would be unable or, if elected, will decline to serve as a director. If any nominee is unable or unwilling to serve as a director, the shares represented by all valid proxies will be voted by the persons designated as proxies for the election of such other person as the Board may nominate.

The four nominees for director named below currently are directors of the Company and are proposed to be elected at the Annual Meeting to serve until the 2008 annual meeting of shareholders, in the case of Jay Freeland, and until the 2009 annual meeting of shareholders, in the case of the other three nominees. The remaining four directors will continue to serve as members of the Board for the terms set forth below. Greg Fraser, a director and Executive Vice President of the Company, has notified the Company that he will be retiring at the end of 2006. Accordingly, Mr. Fraser’s term as a director will end in December 2006. Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting), meaning that the four nominees receiving the highest number of affirmative votes of the votes represented at the Annual Meeting will be elected as directors. Proxies solicited by the Board will be voted “FOR” the following nominees unless a shareholder specifies otherwise.

The names, ages, and principal occupations for at least the past five years of each of the directors and nominees and the names of any other public companies of which each is presently serving as a director are set forth below:

Nominees for Election at the Annual Meeting

Name	Age	Director Since	Term Expires

Jay Freeland	36	2006	2008
Simon Raab	53	1982	2009
Andre Julien Operational Audit, Nominating, and Compensation Committees	62	1986	2009
Hubert d’Amours Audit, Nominating, and Compensation Committees	67	1990	2009

Jay Freeland has served as President and Co-Chief Executive Officer since January 2006. Prior to that, he served as President and Chief Operating Officer of the Company since November 2004. Mr. Freeland was elected to the Board of Directors of the Company in February 2006. Prior to that, Mr. Freeland was president of his own consulting company for two years. Mr. Freeland began his career at General Electric (GE-NYSE) in their financial management program in 1991, spent four years on their corporate audit staff and served in financial, business development, strategic planning, sales and operational management roles of increasing responsibility until 2003. Mr. Freeland holds a Bachelor of Arts in Economics from Union College, Schenectady, New York.

Simon Raab is a co-founder of the Company and has served as the Chairman of the Board and Co-Chief Executive Officer since January 2006. Previously he served as the Chairman of the Board and Chief Executive Officer of the Company since its inception in 1982, and as President of the Company from 1986 until 2004. Mr. Raab holds a Ph.D. in Mechanical Engineering from McGill University, Montreal, Canada, a Masters of Engineering Physics from Cornell University and a Bachelor of Science in Physics with a minor in Biophysics from the University of Waterloo, Canada.

Andre Julien has been a director of the Company since 1986. Mr. Julien retired in 2004. Previously, Mr. Julien served as President of Chemirco Chemicals, Inc., a privately held company in Toronto, Canada and as President of LAB Pharmacological Research International, a privately held company in Montreal, Canada. From 1969 until 1994, Mr. Julien was President and owner of Chateau Paints, Inc., a privately held coatings and paint manufacturer in Montreal, Canada. Mr. Julien is also a director of Eterna Trust, a privately held company in Quebec City, Canada, and Goodfellow Lumber, Inc., a public company in Montreal, Canada.

Hubert d’Amours has been a director of the Company since 1990. Since 1990, Mr. d’Amours has served as President of Montroyal Capital, Inc. and Capimont, Inc., two venture capital investment firms in Montreal, Canada. Mr. d’Amours also serves as a director of a number of privately held companies.

Directors Whose Terms Will Continue After the Annual Meeting

Name	Age	Director Since	Term Expires

Gregory A. Fraser	51	1982	2008
Stephen R. Cole Audit, Nominating, and Compensation Committees	53	2002	2008
John Caldwell Audit, Operational Audit, Nominating, and Compensation Committees	56	2002	2007
Norman Schipper, Q.C. Nominating and Compensation Committees	75	1982	2007

Gregory A. Fraser is a co-founder of the Company and has served as Executive Vice President since February 2005. Mr. Fraser served as Chief Financial Officer and Executive Vice President from May 1997 through February 2005, as Secretary and Treasurer through June 2006, and as a director of the Company since its inception in 1982. Mr. Fraser holds a Ph.D. in Mechanical Engineering from McGill University, Montreal, Canada, a Masters of Theoretical and Applied Mechanics from Northwestern University, and a Bachelor of Science and Bachelor of Mechanical Engineering from Northwestern University.

Stephen R. Cole has been a director of the company since 2002.  He was appointed lead director in 2005.  Since 1975, Mr. Cole has been President and Founding Partner of Cole & Partners, a Toronto, Canada based mergers and acquisition and corporate finance advisory service company.  Mr. Cole is a Fellow of the Institute of Chartered Accountants of Ontario, Fellow of the Canadian Chartered Institute of Business Valuators, Senior Member of the American Society of Appraisers and Full Member of the ADR Institute of Canada, Inc.  He is currently serving or has held positions as advisory committee member of various private and public companies, charitable and professional organizations, including H. Paulin & Co. Limited, Bosa Group, GPX International Tire Corporation, Enterprise Capital LP II, The Canadian Institute of Chartered Business Valuators, Quetico Foundation, Nature Conservancy of Canada (Ontario Division), UJA Federation and Foundation and past Chairman of Baycrest Centre for Geriatric Care.

John E. Caldwell has been a director of the Company since 2002. Mr. Caldwell is President and Chief Executive Officer of SMTC Corporation, a publicly held electronics manufacturing services company whose shares are traded on the Nasdaq National Market and on the Toronto Stock Exchange. Mr. Caldwell has served as a director of SMTC since March 2003 and as President and Chief Executive Officer of SMTC since October 2003. Mr. Caldwell previously was the Chairman of the Restructuring Committee of the Board of Mosaic Group Inc., a marketing services provider, from October 2002 to September 2003. Mr. Caldwell was a consultant to GEAC Computer Corporation Limited, a computer software company, from December 2001 to October 2002 and was President and Chief Executive Officer of GEAC from October 2000 to December 2001. Mr. Caldwell served in several roles with CAE Inc., a world leading flight simulation and training services company, from January 1988 to October 1999, including President and Chief Executive Officer from June 1993 to October 1999. Currently, he also serves on the board of directors of ATI Technologies Inc., Cognos Inc., IAMGOLD Corporation, Parmalat Canada, Rothmans Inc., and SMTC Corporation.

Norman Schipper, Q.C. has been a director of the Company since its inception in 1982. Mr. Schipper attended the University of Toronto (B.A., Hons., 1951), University of Toronto Faculty of Law (LL.B., 1954), and Osgoode Hall Law School (1956). He was admitted to the bar in Ontario in 1956 and from 1962 until his retirement as Partner on December 31, 1997, Mr. Schipper was a Partner in the Toronto office of the law firm of Goodmans, LLP. Since 1998, Mr. Schipper has been Of Counsel to the firm. Mr. Schipper is past Chair of The Baycrest Centre for Geriatric Care and of The Baycrest Foundation and a Co-Chair of the Research Advisory Committee at Baycrest Centre for Geriatric Care. He also is a director of the Pine Bay Foundation, a foundation operating a camp for autistic and Tourette Syndrome children, serves on the Board of various private corporations, serves as President and director of Condominium Corporation MTC 692, and is Past Chair of the Board of Directors of the Ontario Region of the Nature Conservancy of Canada.

BOARD OF DIRECTORS

Meetings and Committees

The Board of Directors held 12 meetings during 2005. The number of meetings for each committee of the Board is set forth below. The average attendance by directors at Board and committee meetings in 2005 was 87%. During 2005, each incumbent director attended at least 75% of the meetings of the Board and of the committees of the Board on which he served. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting. While the Company has not adopted a formal policy regarding Board attendance at annual shareholder meetings, all directors attended the 2005 annual meeting of shareholders.

The Company’s non-employee directors met in executive session at the end of each regularly scheduled Board of Directors meeting, not including routine telephonic meetings and periodically at other times during 2005.

The Board has determined that Norman Schipper, John Caldwell, Hubert d’Amours, Stephen Cole, and Andre Julien are independent in light of SEC rules and Nasdaq requirements. The Board also has determined that all members of the Audit, Operational Audit, Compensation, and Nominating Committees are independent and satisfy the relevant SEC and Nasdaq independence and other requirements for members of such committees.

In 2005, the board created the position of lead director and appointed Stephen Cole to that position. The responsibilities of the lead director are as follows:

•	Chairs the executive sessions of the independent directors;
•	Advises the Chairman on the schedule and agenda for Board meetings and other matters pertinent to the Company;
•	Serves as a liaison between non-management directors and the Company’s management.

The Board of Directors has four standing committees: an Audit Committee, an Operational Audit Committee, a Compensation Committee, and a Nominating Committee. Each of these committees has the responsibilities set forth in written charters. Each of the Board committee charters are available on the Company’s website at www.faro.com.

Audit Committee

The Audit Committee consists of Messrs. d’Amours, Caldwell, and Cole. Mr. Caldwell is the Chairman of the Audit Committee. The Audit Committee held four meetings during 2005 and only one meeting was not fully attended and one member was absent from that meeting.

The Board has determined that Messrs. Caldwell and Cole are “audit committee financial experts” as defined under Securities and Exchange Commission rules. The Board also has determined that although Mr. Caldwell serves on the audit committees of more than three public companies, these relationships do not impair his ability to serve effectively on the Company’s Audit Committee. The Audit Committee is governed by a written charter approved by the Board of Directors, which was revised to allow a member of the audit committee to serve on more than three public company audit committees. A copy of this charter is included as Appendix A to this proxy statement.

The Audit Committee’s primary purposes are to provide oversight regarding the accounting and financial reporting process, the system of internal control, the audit process, and the Company’s process for monitoring compliance with laws and regulations. The Audit Committee reviews the independence and qualifications of the Company’s independent public accountants and the Company’s financial policies, control procedures and accounting staff. The Audit Committee appoints and retains the Company’s independent public accountants. The Audit Committee also reviews and approves the Company’s financial statements. The Audit Committee also reviews transactions between the Company and any officer or director or any entity in which an officer or director of the Company has a material interest. The independent public accountants have access to the Audit Committee without any other members of management being present. In addition to its formal meetings, members of the Audit Committee met with management and the independent accountants before each of the quarterly earnings announcements during 2005. The Audit Committee reviewed the Company’s annual financial results and the Company’s periodic reports to the Securities and Exchange Commission before filing.

Operational Audit Committee

The Operational Audit Committee consists of Messrs. Caldwell and Julien. The Operational Audit Committee met four times in 2005 and each of the members attended these meetings. The Operational Audit Committee is responsible for reviewing the operational metrics of the Company. The operational audit committee meets with department directors to review progress against goals.

Compensation Committee

The Compensation Committee consists of Messrs. Schipper, Caldwell, Cole, d’Amours, and Julien. Mr. Cole is the Chairman of the Compensation Committee. The Compensation Committee held three meetings during 2005 and 80% of the members attended these meetings. The Compensation Committee is responsible for establishing the compensation of the Company’s directors and reviewing and approving the compensation of executive officers. The Compensation Committee also administers the Company’s 1993 Stock Option Plan, 1997 Employee Stock Option Plan, 1997 Non-employee Director Stock Option Plan, and 2004 Equity Incentive Plan.

Nominating Committee

The Nominating Committee consists of Messrs. Schipper, Caldwell, Cole, d’Amours, and Julien. The Nominating Committee was formed in 2005 subsequent to the 2005 annual shareholders meeting. The Nominating Committee did not meet in 2005. The Nominating Committee met in 2006 to nominate for director the nominees proposed for election at the annual meeting of shareholders.

The Nominating Committee is responsible for selecting and recommending for approval by the Board director nominees and members and the chair of Board committees. The Nominating Committee considers candidates for nomination to the Board from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Nominating Committee also considers candidates for the Board recommended by current members of the Board or members of management. The Nominating Committee also will consider director candidates recommended by eligible shareholders. From time to time, the Board may engage a search firm to assist in identifying potential Board candidates, although such a firm was not used to identify any of the nominees for director proposed for election at the annual meeting of shareholders.

In selecting nominees to serve as directors, the Nominating Committee will examine each director nominee on a case-by-case basis taking into account all factors it considers appropriate. However, the Nominating Committee believes the following minimum qualifications must be met by a director nominee to be recommended by the Nominating Committee:

•	Each director must display high personal and professional ethics, integrity and values.
•	Each director must have the ability to exercise sound business judgment.
•
Each director must be highly accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.
•	Each director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.
•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.
•	The Nominating Committee also believes the following qualities or skills are necessary for one or more directors to possess:
•	One or more of the directors generally should be active or former chief executive officers of public or private companies or leaders of major organizations, including commercial, scientific, government, educational and other similar institutions.
•	Directors should be selected so that the Board is a diverse body.

Shareholders may recommend director nominees for consideration by the Nominating Committee by writing to the Nominating Committee, attention Chairman, 125 Technology Park, Lake Mary, Florida, 32746, together with appropriate biographical information concerning each proposed nominee.

Report of the Audit Committee

Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has among other things the responsibility to monitor and oversee these processes.

The Audit Committee selected Grant Thornton LLP to serve as Company’s independent auditors for the current fiscal year. Grant Thornton LLP has discussed with the Committee and provided written disclosures to the Committee on (1) that firm’s independence as required by the Independence Standards Board and (2) the matters required to be communicated under auditing standards generally accepted in the United States. The Audit Committee also considered the compatibility of non-audit services with the auditors’ independence.

The Committee reviewed with the independent accountants the overall scope and specific plans for its audit. Without management present, the Committee met separately with the independent accountants to review the results of their examinations, their evaluation of the company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. The Committee reviewed and discussed with management and the independent accountants the Company’s audited financial statements.

Following these actions, the Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Hubert d’Amours, Audit Committee Member
Stephen Cole, Audit Committee Member
John Caldwell, Audit Committee Member (Chair)

Communications with Board of Directors

Shareholders may communicate with the full Board or individual directors, by submitting such communications in writing to FARO Technologies, Inc., Attention: Board of Directors (or the individual director(s)), 125 Technology Park, Lake Mary, Florida 32746. Such communications will be delivered directly to the directors.

Director Compensation

In May 2005, the Board revised the compensation program for all non-employee directors. Upon election to the Board, a non-employee director receives an initial equity grant of 3,400 restricted shares of Common Stock that vest ratably over three years, and then annually on the day following the annual meeting of shareholders, each non-employee director is granted 2,000 restricted shares of Common Stock that vest ratably over three years. Non-employee director also receive a cash annual retainer of $17,850 and fees of $1,875 per board or committee meeting. Chairpersons of the Audit and Operational Audit Committees receive an additional annual retainer of $4,000, Chairperson of the Compensation Committee receives an annual retainer of $2,500, and Chairperson of the Nominating Committee receives an annual retainer of $1,500. The lead director receives an additional retainer of $11,500.

Following the 2005 Annual Meeting of Shareholders, each non-employee director of the Company earned 2,000 restricted shares of Common Stock that vest ratably over three years. In addition, each non-employee director earned the following cash fees in 2005 (some of which were paid in 2006): Mr. d’Amours $40,400, Mr. Caldwell $57,225, Mr. Cole $50,625, Mr. Julien $31,700, and Mr. Schipper $32,381. Mr. Cole, the Company’s lead director, earned in 2005 (which was paid in 2006) an additional retainer of $23,000 in respect of serving as the lead director in 2004 and 2005.

The Board set its compensation for 2005 following a review of compensation paid to non-employee directors at similarly sized public companies.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Ethics, entitled “Code of Ethics for Senior Financial Officers,” that is applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Board of Directors has also adopted a Global Ethics Policy which is applicable to those officers as well as all of the Company’s employees. The Code of Ethics for Senior Financial Officers and the Global Ethics Policy are available on the Company’s web site at www.faro.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2005, the named executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis all required Forms 3, 4 and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934 except as follows: Restricted stock grants received by Hubert d’Amours, Andre Julien, Norman Schipper, John Caldwell, and Stephen Cole pursuant to the 2004 Equity Incentive Plan and the final distribution of phantom stock units to Hubert d’Amours, Andre Julien, and Stephen Cole from the terminated Non-employee Directors’ Fee Plan in May 2005. Each of these forms subsequently were filed. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the Securities and Commission in providing this information.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 4, 2006 (except as noted) by each person known to the Company to own beneficially more than five percent of the Company’s Common Stock, each director, each nominee for election as a director, the named executive officers for 2005 (which were Simon Raab, Jay Freeland, Barbara Smith, and Greg Fraser), and all executive officers and directors as a group.

The information in the percentage ownership column in the following table is based on 14,509,738 shares of common stock outstanding as of August 4, 2006, adjusted as required by rules promulgated by the Securities and Exchange Commission. To our knowledge, except as indicated in the footnotes to the following table, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Beneficial Ownership Table

Name of Beneficial Owner	Number of Shares	Percent

Simon Raab, Ph.D.(1)	1,250,552	8.6%
Jay Freeland (2)	95,040	*
Gregory A. Fraser, Ph.D.(3)	181,785	1.2%
Barbara R. Smith (4)	71,373	*
Hubert d’Amours (5)	18,702	*
Andre Julien (6)	53,307	*
Norman H. Schipper, Q.C.(7)	8,267	*
Stephen R. Cole (8)	14,249	*
John Caldwell (9)	9,841	*
FMR Corp. (10)	2,168,793	14.9%
Ronald J. Juvonen Downtown Associates, LLC (11)	1,400,000	9.6%
Franklin Advisors, Inc. (12)	1,173,505	8.1%
Lazard Asset Management (US) (13)	845,794	5.8%
Gerald Catenacci Principled Asset Management LLC (14)	740,300	5.1%
Sovereign Asset Management Corp. (15)	737,300	5.1%
All directors and executive officers as a group (9 persons)	1,703,116	11.4%
________

*	Represents less than one percent of the Company’s outstanding Common Stock.

(1)	Includes 944,031 shares held by Xenon Research, Inc. (“Xenon”), which is owned by Mr. Raab and his spouse, and an option to purchase 90,000 shares at $2.23 per share that is currently exercisable.

(2)	Includes options to purchase (i) 50,000 shares at $24.35 per share and (ii) 40,000 shares at $19.38 per share that are currently exercisable.

(3)	Includes options to purchase (i) 60,000 shares at $2.16 per share and (ii) 37,600 shares at $19.38 per share that are currently exercisable.

(4)	Includes options to purchase (i) 39,000 shares at $26.68 per share and (ii) 30,000 shares at $19.38 per share that are currently exercisable.

(5)
Includes options to purchase (i) 3,000 shares at $3.13 per share, (ii) 3,000 shares at $2.57 per share, (iii) 3,000 shares at $2.46 per share, (iv) 3,000 shares at $4.42 per share, and (v) 2,000 shares at $21.56 per share that are currently exercisable. Does not include an option to purchase 1,000 shares at $21.56 per share that is not exercisable currently or within the next 60 days or 1,333 restricted shares of common stock that have not vested or will not vest within the next 60 days.

(6)
Includes options to purchase (i) 3,000 shares at $4.88 per share, (ii) 3,000 shares at $3.13 per share, (iii) 3,000 shares at $2.57 per share, (iv) 24,000 shares at $2.49 per share, (v) 3,000 shares at $4.42 per share, and (vi) 2,000 shares at $21.56 per share that are currently exercisable. Does not include an option to purchase 1,000 shares at $21.56 per share that is not exercisable currently or within the next 60 days or 1,333 restricted shares of common stock that have not vested or will not vest within the next 60 days.

(7)
Includes options to purchase (i) 2,000 shares at $2.21 per share, (ii) 3,000 shares at $4.42 per share, and (iii) 2,000 shares at $21.56 that are currently exercisable. Does not include an option to purchase 1,000 shares at $21.56 per share that is not exercisable currently or within the next 60 days or 1,333 restricted shares of common stock that have not vested or will not vest within the next 60 days.

(8)
Includes options to purchase (i) 3,000 shares at $2.57 per share, (ii) 3,000 shares at $4.42 per share, and (iii) 2,000 shares at $21.56 per share that are currently exercisable. Does not include an option to purchase 1,000 shares at $21.56 per share that is not exercisable currently or within the next 60 days or 1,333 restricted shares of common stock that have not vested or will not vest within the next 60 days.

(9)
Includes options to purchase (i) 3,000 shares at $1.61 per share, (ii) 3,000 shares at $4.42 per share, and (iii) 2,000 shares at $21.56 per share that are currently exercisable. Does not include an option to purchase 1,000 shares at $21.56 per share that is not exercisable currently or within the next 60 days or 1,333 restricted shares of common stock that have not vested or will not vest within the next 60 days.

(10)
This information as to the beneficial ownership of shares of the Company’s common stock is based on the February 14, 2006 Scheduled 13G/A filed with the Securities and Exchange Commission by such shareholder. The filing indicates that such shareholder has sole voting and dispositive power with respect to all such shares as indicated as follows.
Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,070,393 shares of the Company’s common stock as a result of acting as investment adviser to various investment companies.
Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 98,400 shares of the Company’s common stock as a result of its serving as investment manager of various institutional accounts.
Edward C. John 3d and FMR Corp., through its control of Fidelity Management Trust Company, and various Fidelity investment companies that hold shares of the Company’s common stock, each has sole power to dispose of 2,168,793 shares of the Company’s common stock.

(11)
This information as to the beneficial ownership of shares of the Company’s common stock is based on the March 27, 2006 Scheduled 13G filed with the Securities and Exchange Commission by such shareholder. The filing indicates that such shareholder has sole voting and dispositive power with respect to all such shares as indicated as follows.

The shares of the Company’s common stock are held by Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P., Downtown Associates IV, L.P. and Downtown Associates V, L.P. (collectively referred to as the “Downtown Funds”). The general partner of the Downtown Funds is Downtown Associates, L.L.C. (the “General Partner”). Ronald J. Juvonen, as the Managing Member of the General Partner, and has sole power to vote and direct the disposition of 1,400,000 shares of the Company’s common stock held by the Downtown Funds.

(12)
This information as to the beneficial ownership of shares of the Company’s common stock is based on the May 11, 2006 Form 13F-HR filed with the Securities and Exchange Commission by such institution. The filing indicates that such institution, by and through its institutional investment manager(s), has sole voting and dispositive power with respect to 1,173,505 shares of Company’s common stock.

(13)
This information as to the beneficial ownership of shares of the Company’s common stock is based on the July 19, 2006 Form 13F-HR filed with the Securities and Exchange Commission by such institution. The filing indicates that such institution, by and through its institutional investment manager(s), has sole voting and dispositive power with respect to 845,794 shares of Company’s common stock.

(14)
This information as to the beneficial ownership of shares of the Company’s common stock is based on the March 27, 2006 Scheduled 13G filed with the Securities and Exchange Commission by such shareholder. Such filing indicates that such shareholder has sole voting and dispositive power with respect to all such shares as indicated as follows

Gerald Catenacci is the Managing Member of Principled Capital Management, L.L.C., the general partner of each of Highway Partners, L.P. and Thruway Partners, L.P. Mr. Catenacci is also the Managing Member of Principled Asset Administration, LLC, the investment advisor to Expressway Partners, Ltd. Accordingly, Mr. Catenacci is deemed to control 740,300 shares of the Company’s common stock beneficially owned by these entities.

(15)
This information as to the beneficial ownership of shares of the Company’s common stock is based on the May 16, 2006 Form 13F-HR filed with the Securities and Exchange Commission by such institution. The filing indicates that such institution, by and through its institutional investment manager(s), has sole voting and dispositive power with respect to 737,300 shares of Company’s common stock.

EXECUTIVE OFFICERS

The following table provides information regarding key management personnel and the executive officers as of August 10, 2005 that are not identified under Proposal 1 - Election of Directors:

Name	Age	Principal Position

Keith Bair	50	Interim Chief Financial Officer
Robert P. Large	56	Senior Vice President and Managing Director of FARO Asia/Pacific
Siegfried K. Buss	40	Senior Vice President and Managing Director of FARO Europe
Allen Sajedi	46	Vice President and Chief Technical Officer

Keith Bair has served as Interim Chief Financial Officer of the Company since August 2006. From March 2006 through August 2006, Mr. Bair served as the company’s Director of Accounting. Prior to joining FARO, Mr. Bair was Vice President of Finance and Controller at Xytrans, Inc. from August 2004 through March 2006. He also served as Chief Financial Officer and Controller of Stromberg, LLC from June 2002 through August 2004, and from December 1998 through December 2000, and as a Staff Accountant in the Division of Corporation Finance with the U.S. Securities and Exchange Commission from January 2001 through June 2002. Mr. Bair also served as Controller at Gencor Industries from October 1997 through June 1998 and Controller at Arrow International from April 1984 through September 1997. Mr. Bair has an MBA and a bachelor's degree in accounting from Lehigh University in Bethlehem, PA, is a CPA and also served in the United States Navy.

Robert P. Large has served as Senior Vice President and Managing Director of FARO Asia/Pacific since June 2005. He previously served as Vice President of Sales from June 2001 until June 2005. Prior to that, Mr. Large was Vice President of Sales of the Hill - Rom Company, a division of Hillenbrand Industries, Batesville, Indiana (HB-NYSE). Mr. Large has held upper management positions in sales and marketing with Hillenbrand, as well as Biomet Corp. (BMET-NASDAQ), OEC Co., and AHS Corp. Mr. Large holds a Bachelor of Business Management degree from Baldwin - Wallace College, Berea, Ohio and attended New England School of Law, Boston, Massachusetts and Western New England School of Law, Springfield, Massachusetts.

Siegfried K. Buss, a co-founder of CATS GmbH, a predecessor of FARO Europe, the Company’s principal subsidiary in Europe, has served as Senior Vice President and Managing Director of FARO Europe since February 2006. He previously served as Co-managing Director of FARO Europe from May 1998 until February 2006. Prior to that, Mr. Buss was Managing Director of CATS GmbH.

Allen Sajedi has served as Vice President and Chief Technical Officer since 2002 and as Chief Engineer of the Company since 1990. Mr. Sajedi holds a Bachelor’s Degree in Mechanical Engineering from McGill University, Montreal, Canada.

EXECUTIVE COMPENSATION

The following table provides information regarding the compensation awarded or paid to or earned by each of the Company’s Co-Chief Executive Officers and the Company’s four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005.

	Annual Compensation				Long-Term Compensation
Name and Positions	Year	Salary	Bonus(3)	Other Annual Compensation	Shares Underlying Options Granted	All Other Compensation
Simon Raab	2005	$398,077	$79,615	—	—	—
Co-Chief Executive Officer,	2004	$347,644	$200,000	—	—	—
Chairman	2003	$288,000	$200,000	—	—	—

Jay Freeland(1)	2005	$238,492	$48,187	—	40,000	—
Co-Chief Executive Officer,	2004	$22,115	$—	—	50,000	—
President	2003	$—	—	—	—	—

Barbara R. Smith(2)	2005	$169,519	$28,038	—	69,000	—
Chief Financial Officer	2004	$—	$—	—		—
and SeniorVice President	2003	$—	—	—	—	—

Gregory A. Fraser	2005	$234,423	$46,885	—	37,600	—
Executive Vice President	2004	$218,969	$110,000	—	—	—
	2003	$193,000	$125,000	—	—	—
________________________________________

(1) Jay Freeland was hired on November 15, 2004.
(2) Barbara Smith was employed between February 21, 2005 and August 4, 2006.
(3) Bonuses are paid after the end of the year based on performance for that year (e.g., 2005 bonus reflects 2005 performance and is paid in 2006). In previous years, the Company reported bonuses during the year in which they were paid. Accordingly, the bonus amounts for 2004 and 2003 have been revised from the amounts previously reported by the Company.

Stock Option Grants and Exercises

The following table sets forth information regarding options to purchase shares of the Company’s common stock granted to and exercised by the Company’s named executive officers during 2005. The Company has no outstanding stock appreciation rights.

Options Granted Last Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in 2005	Exercise of Base Price ($/Share)	Market Price of Underlying Security on Date of Grant	Expiration Date	5% ($)	10% ($)

Jay Freeland	40,000	12.73	19.38	19.38	12/05/2015	487,519	1,235,469
Gregory A. Fraser	37,600	11.97	19.38	19.38	12/05/2015	458,268	1,161,341
Barbara R. Smith	30,000	9.55	19.38	19.38	12/05/2015	365,639	926,602
	39,000	12.42	26.68	26.68	02/21/2015	654,397	1,658,321

Aggregated Option Exercises in 2005 and Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options/ SARs At FY-End (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
				Exercisable	Unexercisable
Simon Raab (2)	-	-	90,000	$1,599,300	--
Jay Freeland (3)	-	-	90,000	$24,800	--
Barbara R. Smith (4)	-	-	69,000	$18,600	--
Gregory A. Fraser (5)	-	-	97,600	$1,093,712	--

(1)	Based on the closing price of $20.00 per share of the Company’s Common Stock on December 30, 2005 as quoted on The Nasdaq Stock Market.
(2)	The 90,000 stock option held by Mr. Raab that was granted on May 29, 2002, expiring on May 29, 2012, is exercisable.
(3)
The stock options held by Mr. Freeland include a 50,000 stock option which was granted on November 15, 2005, expiring on November 15, 2015, that is currently exercisable and the 40,000 stock option which was granted on December 5, 2005, expiring on December 5, 2015, that is currently exercisable.

(4)
The stock options held by Ms. Smith include a 39,000 stock option which was granted on February 21, 2005, expiring on February 21, 2015, that is currently exercisable; and the 30,000 stock option which was granted on December 5, 2005, expiring on December 5, 2015, that is currently exercisable

(5)
The stock options held by Mr. Fraser include a 60,000 stock option which was granted on May 27, 2002, expiring on May 27, 2012, is currently exercisable; and the 37,600 stock option which was granted on December 5, 2005, expiring on December 5, 2015, is currently exercisable.

Equity Compensation Plan Information

The following table sets forth information regarding compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2005.

Plan Category	Number of Securities To be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders	1,340,034	$16.72	803,591
Equity compensation plans not approved by security holders	—	—	—

Total	1,340,034	$16.72	803,591

Employment Agreements

The Company has entered into employment agreements with Simon Raab and Greg Fraser.

Pursuant to Mr. Raab’s employment agreement, which was effective January 1, 2006, Mr. Raab was employed initially as our Chief Executive Officer and served as our Chairman of the Board and a director. Mr. Raab, pursuant to the employment agreement, became Co-Chief Executive Officer during 2006 and altered his full-time commitment to a commitment to no more than 80 hours per month, with a corresponding reduction in his salary to $200,000, which is 50% of his previous salary. The term of Mr. Raab’s employment agreement expires January 1, 2007. If Mr. Raab remains an employee of the Company after January 1, 2007, the Company will pay Mr. Raab such amount as the Board of Directors and Mr. Raab agree is reasonable based upon his role in the Company. In the event that Mr. Raab does not remain employed with the Company in 2007, he will continue to receive his $200,000 annual salary for 2007. Pursuant to Mr. Raab’s employment agreement, all stock options and RSUs shall vest upon occurrence of the first of the following events: (a) his death or disability, (b) the termination of his employment by the Company other than for good cause, (c) the termination of his employment for good reason, (d) a change of control, or (e) Board approval of any sale, exchange or transfer of all or substantially all of the assets of the Company or Board adoption of any plan or proposal for the liquidation or dissolution of the Company. Mr. Raab is entitled to severance equal to the continuation of his salary that is then in effect for a period of one year in the event that the Company terminates his employment without good cause or in the event that Mr. Raab terminates his own employment with good reason prior to January 1, 2007. Mr. Raab’s employment agreement contains a five-year non-compete provision, a two year non-solicitation provision, and confidentiality and assignment of inventions provisions.

Pursuant to Mr. Fraser’s employment agreement, which was effective June 28, 2006, Mr. Fraser was employed as an Executive Vice President and a director at an annual salary of $245,000. Mr. Fraser will retire from the Company on December 29, 2006. On that date, Mr. Fraser will resign both as an employee and as a member of the Company’s Board of Directors. In his capacity as an Executive Vice President, Mr. Fraser will report to the Company’s Co-Chief Executive Officers and shall have such responsibilities, duties, and authority assigned to him by them. Mr. Fraser is entitled to severance equal to the continuation of his salary through December 29, 2006 in the event that the Company terminates his employment without good cause or in the event that Mr. Fraser terminates his own employment with good reason prior to December 29, 2006. Mr. Fraser’s employment agreement contains a three-year non-compete provision, a two year non-solicitation provision, and confidentiality and assignment of inventions provisions.

Compensation Committee Report
on Executive Compensation

The Company’s executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. A component of overall compensation is the granting of stock options, the award of which is made by the Compensation Committee and is discussed in “Long-Term Stock Incentives,” below.

The Compensation Committee’s primary objective with respect to executive compensation is to establish programs that attract and retain key managers and align their compensation with the Company’s overall business strategies, values, and performance. To this end, the Compensation Committee established and the Board endorsed an executive compensation philosophy for 2005, which included the following considerations:

•	a “pay-for-performance” feature that differentiates compensation results based upon organizational results and overall performance against plan; and

•
stock incentives, in certain cases, as a component of total compensation in order to closely align the interests of the Company’s executives with the long-term interests of shareholders which facilitates retention of talented executives and encourages Company stock ownership and capital accumulation; and emphasis on total compensation vs. cash compensation, under which base salaries are generally set competitive levels in order to motivate and reward Company executives with total compensation (including incentive programs) at or above competitive levels, if the financial performance of the Company meets or exceeds goals established for the year.

For 2005, the Company’s executive compensation program was comprised of the following primary components: (a) base salaries; (b) annual cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock options. Each primary component of pay is discussed below.

Base Salaries. Base salaries paid to its executive officers are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary, and internal equity considerations. The Compensation Committee generally attempts to set base salaries of executive officers at levels that are competitive in order to attract, motivate, and retain Company executives. In addition, both short-term and long-term incentives are used to focus and motivate Company executives and are also tied to both individual and overall company performance. Compensation is based on information contained in Compensation surveys and reflects pay levels, mixes and practices in other companies of similar make-up relative to industry, number of employees and revenues.

Annual Cash Incentives. Company executives are eligible to receive annual cash bonus awards to focus attention on achieving key goals pursuant to bonus plans designed to provide competitive incentive pay only in the event such objectives are met or exceeded. The objectives include specific targets for earnings as reflected in the Company’s financial plan submitted by management and approved by the Compensation Committee and the Board based on a variety of factors, including viability of the target growth rate and amount of earnings appropriate to satisfy shareholder expectations.

For 2005, the Compensation Committee awarded up to 50% of the annual cash incentive potential to its executives.

Long-Term Stock Incentives. Long-term stock incentives, which are a component of compensation, are awarded by the Compensation Committee of the Board. The Compensation Committee administers the 2004 Equity Incentive Plan as well as the Company’s other stock-based plans and determines the recipients of, types, and terms of awards under the equity plans. Grants to executives under the equity plans are determined by the Compensation Committee and are designed to align a portion of the executive compensation package with the long-term interests of the Company’s shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

In evaluating annual compensation of executive officers, the Compensation Committee takes into consideration the stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of company managers with the long-term interests of shareholders, and takes the number of options granted to an executive officer into consideration in determining base salaries of executive officers. In granting stock options to executive officers, the Compensation Committee considers the number and size of stock options already held by an executive officer when determining the size of stock option awards to be made to the officer in a given fiscal year.

Section 162(m). Section 162(m) to the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s chief executive officer or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the shareholders). For 2005, the Compensation Committee’s grants of stock options and payments of annual bonuses are designed to satisfy the requirements for deductible compensation.

Basis for Chief Executive Officer Compensation. In 2005, Simon Raab transitioned from Chief Executive Officer to Co-Chief Executive Officer and the Company promoted Jay Freeland to Co-Chief Executive Officer. Mr. Raab’s reduced his commitment to 80 hours per month and his annual salary was reduced to $200,000, which is one-half his previous annual salary. Mr. Freeland’s annual salary was increased to $335,000. For 2005, Mr. Raab received a bonus of $79,615, representing one-half (because of his reduced time commitment) of 50% of his potential bonus and Mr. Freeland received a bonus of $48,167, representing 50% of his eligible bonus. Mr. Freeland also was granted in 2005 an option to purchase an additional 40,000 shares of the Company’s common stock.

The Compensation Committee considered the level of pay and annual bonus for Messrs. Raab and Freeland appropriate based principally on the Company’s continued growth during 2005 and the financial results of the Company in 2005. Mr. Freeland’s 2005 stock option grant was based on the expanded role and responsibility Mr. Freeland was given in 2005 in connection with his promotion to Co-Chief Executive Officer. Mr. Raab was not granted any equity awards in 2005.

The Company’s executive compensation program provides a link between total compensation and the Company’s performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established since the Company’s establishment of its first stock option plan in 1993, and has been a significant factor in the Company’s growth and profitability and the resulting gains achieved by the Company’s shareholders.

July 28, 2006	Compensation Committee

Stephen Cole (Chair)
Hubert d’Amours
Andre Julien
Norman Schipper
John Caldwell

Compensation Committee Interlocks and Insider Participation

The compensation committee consists of Messrs. Hubert d’Amours, Andre Julien, Norman Schipper, Stephen Cole, and John Caldwell, none of whom has ever been an employee of the company or any of its subsidiaries. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases its headquarters in Lake Mary, Florida from Xenon Research, Inc., all of the issued and outstanding capital stock of which is owned by Simon Raab, the Company's Chairman and Co-Chief Executive Officer, and Diana Raab, his spouse. The term of the lease commenced as of July 1, 2006 and expires at midnight on July 1, 2011. The lease will be automatically renewed for one successive five-year term unless the Company provides Xenon Research with written notice of non-renewal at least 90 days prior to the end of the term. The Company also has a one-time right to terminate the Lease after three years (from July 1, 2006) upon written notice delivered to the Landlord one year prior to the date upon which the Company wishes to terminate the Lease. The fixed rent under the lease is $302,750.00 per annum payable monthly, increasing on an annual basis by three percent over the fixed rent for the preceding year. The lease is a “net lease,” meaning that the Company also is responsible for real estate taxes and insurance expenses covering the leased premises.

PERFORMANCE GRAPH

The following line graph compares the cumulative five-year Common Stock returns with the cumulative returns return of the Dow Jones U.S. Total Market Index and the Dow Jones U.S. Electronic Equipment Index.

Date	FARO	Dow	DowElec.Equip.

31-Dec-00	$100.00	$100.00	$100.00
31-Dec-01	$74.67	$88.05	$53.44
31-Dec-02	$63.00	$68.61	$36.84
31-Dec-03	$832.67	$89.70	$55.37
31-Dec-04	$1,039.33	$100.48	$60.07
31-Dec-05	$666.67	$106.84	$64.67

* Assumes $100 invested on December 31, 2000

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP, independent public accountants, audited the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2005. Grant Thornton LLP has been selected by the Audit Committee to serve as the Company’s independent auditors for the current fiscal year. Representatives of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire.

Fees Paid to Grant Thornton LLP:

	2004	2005

Audit fees (1)	$770,000	$976,868
Audit related fees	-	-
Tax fees-preparation and compliance	-	-

Total audit, audit related and tax preparation and compliance fees	770,000	976,868
Other non-audit fees (2)		32,100
Tax fees-other	-	-
All other fees	-	-

Total other fees	-	-
Total fees	$770,000	$1,008,968

(1)

Audit of financial statements, review of financial statements included in Quarterly Reports on Form 10-Q, and audit of management’s assessment of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

(2)	Primarily fees in connection with the Company’s employee benefit plan audit and Form S-3 registration statement (File No. 333-110670).

The Audit Committee has concluded that provision of the audit and permitted non-audit services described above by Grant Thornton LLP is compatible with maintaining independence of Grant Thornton LLP.

Pursuant to the Audit Committee Charter, the Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

DEADLINE FOR RECEIPT OF 2007 SHAREHOLDER PROPOSALS

If a shareholder wants to have a proposal formally considered at the 2007 Annual Meeting of Shareholders and included in the Company’s proxy statement for that meeting, the Company must receive the proposal in writing on or before April 12, 2007 and the proposal must comply with SEC rules; provided, however, that if the date of the Company’s 2007 Annual Meeting of Shareholders is more than 30 days before or after September 7, 2007 (the anniversary date of the 200 Annual Meeting of Shareholders), the deadline will be a reasonable time before the Company begins to print and mail its proxy materials to shareholders.

In addition, if a shareholder wants to make a proposal for consideration at the 2007 Annual Meeting of Shareholders (whether or not seeking to have the proposal included in the Company’s proxy statement for that meeting), the shareholder must comply with the advance notice provisions and other requirements set forth in the Company’s Bylaws, including that the Company must receive the proposal on or after March 16, 2007 and on or before April 15, 2007 (assuming the meeting is held in June 2007).

If the Company does not receive a shareholder proposal by the appropriate deadline and in compliance with applicable requirements, then such proposal may not be brought before the 2007 Annual Meeting of Shareholders.

OTHER MATTERS

If any other matters shall come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters which will be presented for action at the meeting.

By Order of the Board of Directors

August 10, 2006	GREGORY A. FRASER, Ph.D. Executive Vice President

Appendix A

FARO Technologies Inc.
Audit Committee Charter

MISSION STATEMENT

The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary purpose is to provide oversight regarding the accounting and financial reporting process, the system of internal control, the audit process, and the Company’s process for monitoring compliance with laws and regulations.

ORGANIZATION

•	The Committee shall be comprised of three or more directors as determined by the Board
•
All members of the Committee shall meet the general independence, experience and financial understanding requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”)

•	At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC
•	The Committee shall meet as frequently as circumstances dictate (but not less frequently than quarterly).
•
The Committee shall meet periodically in executive session with management (including the chief financial officer and chief accounting officer), the internal audit staff and the independent auditor and shall have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate

•
The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

•
The members of the Committee shall be appointed by the Board annually or as necessary to fill vacancies on the recommendation of the Company’s Nominating and Corporate Governance Committee (or, in the absence of such a committee, the full Board)

•
The Chairperson of the Committee shall be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee and in consultation with the Chairman of the Board (or, in the absence of such a committee, the full Board)

•
The Chairperson will chair all regular sessions of the Committee and, in consultation with the Company’s management, set the agenda for Committee meetings; provided that in the Chairperson’s absence, the Chairperson’s responsibilities may be undertaken by another member of the Committee

•	Any member of the Committee may call meetings of the Committee

ROLES AND RESPONSIBILITIES

Internal Control

•
Review and reassess the adequacy of this Charter annually, with the assistance of counsel, if appropriate, with an emphasis on compliance with any new SEC or Nasdaq rules and considering other developments as appropriate

•
Submit the Charter to the Board for approval annually and have the Charter published in the Company’s proxy statement at least every three years or as otherwise appropriate in accordance with the SEC’s rules and regulations

•	Discuss with management its efforts to communicate the importance of internal control
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Discuss annually with management and the external auditors the extent to which the external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown; advise the Board of, or otherwise address, any significant issues or recommendations

•
Determine by discussion with management whether internal control recommendations made by the external auditors have been implemented by management; request that, in connection with the Company’s next financial statement audit, the external auditors advise the Committee of whether the recommendations were implemented to the satisfaction of the external auditors

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Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Financial Reporting

General
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Request that management and/or the Company’s or the Committee’s outside experts periodically update the Committee about significant accounting and reporting issues, including recent professional and regulatory pronouncements

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At least annually, ask management and the external auditors about significant risks and exposures and the plans to minimize such risks; request that management and the external auditors provide updates to the Committee as appropriate

•	Review major changes to the Company’s accounting principles as suggested by the external auditors or management
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Review and discuss with management and the external auditors the quarterly and annual earnings press releases; provided that the responsibility for such review may be delegated to one or more members of the Committee

Annual Financial Statements
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Review and discuss with management and the external auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K; and, based on the foregoing review and discussion, recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K

•	Review and discuss with management and the external auditors the management’s discussion and analysis (“MD&A”) and other sections of the annual report before its release

Interim Financial Statements
•	Consult with management and the external auditors, as appropriate, regarding matters related to the preparation of quarterly financial information
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Review and discuss with management the interim financial statements and MD&A included in each quarterly Form 10-Q prior to filing thereof with the SEC; provided that the responsibility for such review may be delegated to one or more members of the Committee

Compliance with Laws and Regulations
•  Periodically obtain updates from management, general counsel, and tax director regarding compliance with applicable laws and regulations and applicable internal conflict of interest policies and procedures
•  Periodically receive updates from management and the external auditors regarding regulatory compliance matters
•  Periodically receive updates from management regarding the findings of any examinations by regulatory agencies that may have a material impact on the financial statements, such as the SEC
•  Approve all related-party transactions to the extent required by the rules and regulations of Nasdaq

External Audit
•  Appoint, retain and, as appropriate, terminate the Company’s external auditors (such actions shall be taken in the Committee’s sole discretion); the external auditors shall report directly to the Committee
•  Approve in its sole discretion the compensation to be paid to and oversee the work of the external auditors (including resolution of disagreements between management and the external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work
•  Pre-approve (which pre-approval may be pursuant to pre-approval policies and procedures established by the Committee) all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its external auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act; provided that the Committee may delegate authority to grant pre-approvals of audit and permitted non-audit services to one or more of its members, provided that decisions of such member or members to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting
•  Meet with the external auditors prior to the audit and review the external auditors’ proposed audit scope, staffing and approach
•  Ensure the receipt of formal written reports from the external auditors regarding the auditors’ independence, and delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss such reports with the auditors; it is the responsibility of the Committee to take such action as may be necessary to ensure the independence of the external auditors
•  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law
•  Set clear policies for the hiring by the Company of employees or former employees of the external auditors who participated in any capacity in the audit of the Company
•  Discuss with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit
•  Review and discuss reports from the external auditors on:

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•	All critical accounting policies and practices to be used
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All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors

•	Other material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences

Other Responsibilities

•  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters
•  Maintain minutes or other records of meetings and activities of the Committee

REPORTING RESPONSIBILITIES

•  Report regularly to the Board with respect to matters as are relevant to the Committee’s discharge of its responsibilities and such recommendations as the Committee may deem appropriate, which report may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report
•  Prepare, with the assistance of counsel if appropriate, the report required by the rules and regulations of the SEC to be included in the Company’s annual proxy statements

OTHER AUTHORITY AND RESOURCES

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the external auditors for the purpose of rendering or issuing an audit report or performing related services and to any advisors employed by the Committee. The Company shall also provide appropriate funding, as determined by the Committee, for ordinary administrative expenses incurred by the Committee in carrying out its duties. The Committee shall not delegate any of its responsibilities to a subcommittee or member of the Committee, except as set forth in this Charter.

LIMITATION OF THE COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external auditors.

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